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                                                                     EXHIBIT 21

                            THE LUBRIZOL CORPORATION


                                                 % OF          STATE/COUNTRY
PRINCIPAL SUBSIDIARIES                         OWNERSHIP     OF INCORPORATION

Lubrizol Adibis (UK) Limited                     100%            United Kingdom
Lubrizol do Brasil Aditivos Ltda.                100%            Brazil
Lubrizol Canada Limited                          100%            Canada
Lubrizol de Chile Limitada                       100%            Chile
Lubrizol China, Inc.                             100%            Ohio
Lubrizol Coating Additives GmbH                  100%            Germany
Lubrizol Espanola, S.A.                          100%            Spain
Lubrizol Europe B.V.                             100%            The Netherlands
Lubrizol France S.A.R.L.                         100%            France
Lubrizol Gesellschaft m.b.H.                     100%            Austria
Lubrizol GmbH                                    100%            Germany
Lubrizol International, Inc.                     100%            Cayman Islands
Lubrizol International Management
   Corporation                                   100%            Nevada
Lubrizol Italiana S.p.A.                         100%            Italy
Lubrizol Japan Limited                           100%            Japan
Lubrizol Limited                                 100%            United Kingdom
Lubrizol Metalworking Additives
   Company, Inc.                                 100%            Nevada
Lubrizol de Mexico, S. de R.L.                   100%            Mexico
Lubrizol de Mexico Comercial, S. de R.L.
   de C.V.                                       100%            Mexico
Lubrizol Overseas Trading Corporation            100%            Delaware
Lubrizol Performance Systems Inc.                100%            Georgia
Lubrizol Performance Systems Limited             100%            United Kingdom
Lubrizol Scandinavia AB                          100%            Sweden
Lubrizol Servicios Tecnicos, S. de R.L.          100%            Mexico
Lubrizol South Africa (Pty) Limited              100%            South Africa
Lubrizol Southeast Asia (Pte.) Ltd.              100%            Singapore
Lubrizol de Venezuela, C.A.                      99.9%           Venezuela
Carroll Scientific, Inc.                         100%            Illinois
CPI Engineering Services, Inc.                   100%            Michigan
Gateway Additive Company                         100%            Nevada
ROSS Chem, Inc.                                  100%            South Carolina
Lanzhou Lubrizol - Lanlian Additive
   Co., Ltd.                                     50.05%          China
Tianjin Lubrizol - Lanlian Additive
   Co., Ltd.                                     50.05%          China


AFFILIATES

Industrias Lubrizol, S.A. de C.V.                40%            Mexico
Lubrizol India Limited                           50%            India
Lubrizol Transarabian Company Limited            49%            Saudi Arabia